                                                                 Exhibit 10.11


                                                              EXECUTION ORIGINAL


                          -----------------------------





                               AGREEMENT OF LEASE



                                     Between



                              545 FIFTH AVENUE LLC

                                    Landlord,



                                       and



                          TOTAL NETWORK SOLUTIONS, INC.

                                     Tenant.





                                    Premises:
                          Part of the Ninth (9th) Floor
                                545 Fifth Avenue
                               New York, New York



                          -----------------------------

                                TABLE OF CONTENTS


                                                                                                               PAGE

1.    BASIC LEASE TERM............................................................................................1
   A.    Premises.................................................................................................1
   B.    Commencement Notice......................................................................................1
   C.    Definitions..............................................................................................1
   D.    Rent Credit..............................................................................................3
2.    USE AND OCCUPANCY...........................................................................................3
   A.    Permitted Uses...........................................................................................3
   B.    Use Prohibitions.........................................................................................3
3.    ALTERATIONS.................................................................................................4
   A.    Alterations Within Premises..............................................................................4
   B.    Chlorofluorocarbons......................................................................................5
   C.    Submission of Plans......................................................................................6
   D.    Mechanics' Liens:  Labor Conflicts.......................................................................6
4.    REPAIRS - FLOOR LOAD........................................................................................7
5.    WINDOW CLEANING.............................................................................................7
6.    REQUIREMENTS OF LAW.........................................................................................8
7.    SUBORDINATION...............................................................................................8
   A.    Subordination............................................................................................8
   B.    Attornment...............................................................................................9
   C.    Non-Disturbance..........................................................................................9
8.    RULES AND REGULATIONS.......................................................................................9
9.    INSURANCE..................................................................................................10
   A.    Tenant's Insurance......................................................................................10
   B.    Tenant's Improvement Insurance..........................................................................11
   C.    Waiver of Subrogation...................................................................................11
   D.    Landlord's Insurance....................................................................................11
10.   DESTRUCTION OF THE PREMISES:  PROPERTY LOSS OR DAMAGE......................................................12
   A.    Repair of Damage........................................................................................12
   B.    Landlord's Termination Option...........................................................................12
   C.    Repair Delays...........................................................................................13
   D.    Provision Controlling...................................................................................13
   E.    Property Loss or Damage.................................................................................13


11.   CONDEMNATION...............................................................................................14
   A.    Condemnation............................................................................................14
   B.    Award...................................................................................................15
12.   ASSIGNMENT AND SUBLETTING..................................................................................15
   A.    Prohibition Without Consent.............................................................................15
   B.    Notice of Proposed Transfer.............................................................................15
   C.    Landlord's Options......................................................................................16
   D.    Termination by Landlord.................................................................................16
   E.    Takeback by Landlord....................................................................................16
   F.    Effect of Takeback or Termination.......................................................................17
   G.    Conditions for Landlord's Approval......................................................................18
   H.    Future Requests.........................................................................................20
   I.    Sublease Provisions.....................................................................................20
   J.    Profits from Assignment or Subletting...................................................................21
   K.    Other Transfers.........................................................................................21
   L.    Related Corporation.....................................................................................22
   M.    Assumption by Assignee..................................................................................22
   N.    Liability of Tenant.....................................................................................22
   O.    Listings................................................................................................23
   P.    Re-entry by Landlord....................................................................................23
13.   CONDITION OF THE PREMISES..................................................................................24
   A.    Acceptance by Tenant....................................................................................24
   B.    Landlord's Initial Construction.........................................................................24
14.   ACCESS TO PREMISES.........................................................................................24
15.   CERTIFICATE OF OCCUPANCY...................................................................................25
16.   LANDLORD'S LIABILITY.......................................................................................25
17.   DEFAULT....................................................................................................26
   A.    Events of Default, Conditions of Limitation.............................................................26
   B.    Effect of Bankruptcy....................................................................................27
   C.    Conditional Limitation..................................................................................27
18.   REMEDIES AND DAMAGES.......................................................................................27
   A.    Landlord's Remedies.....................................................................................27
   B.    Damages.................................................................................................28
   C.    Legal Fees..............................................................................................30
   D.    Additional Landlord's Remedies..........................................................................30
19.   FEES AND EXPENSES..........................................................................................30
   A.    Curing Tenant's Defaults................................................................................30


   B.    Late Charges............................................................................................31
20.   NO REPRESENTATIONS BY LANDLORD.............................................................................31
21.   END OF TERM................................................................................................31
   A.    Surrender of Premises...................................................................................31
   B.    Holdover by Tenant......................................................................................32
22.   QUIET ENJOYMENT............................................................................................32
23.   INTENTIONALLY DELETED......................................................................................32
24.   NO WAIVER..................................................................................................32
25.   WAIVER OF TRIAL BY JURY....................................................................................33
26.   INABILITY TO PERFORM.......................................................................................33
27.   BILLS AND NOTICES..........................................................................................33
28.   ESCALATION.................................................................................................34
   A.    Defined Terms...........................................................................................34
   B.    Escalation..............................................................................................36
   C.    Payment of Escalations..................................................................................36
   D.    Adjustments.............................................................................................37
   E.    Capital Improvements....................................................................................38
29.   SERVICES...................................................................................................38
   A.    Elevator................................................................................................38
   B.    Heating.................................................................................................39
   C.    Cooling.................................................................................................39
   D.    After Hours and Additional Services.....................................................................39
   E.    Cleaning................................................................................................40
   F.    Sprinkler System........................................................................................40
   G.    Water...................................................................................................41
   H.    Electricity Service.....................................................................................41
   I.    Interruption of Services................................................................................45
30.   PARTNERSHIP TENANT.........................................................................................46
   A.    Partnership Tenants.....................................................................................46
   B.    Limited Liability Entity................................................................................46
31.   VAULT SPACE................................................................................................47
32.   SECURITY DEPOSIT...........................................................................................47
   A.    Interest Bearing Security Deposit.......................................................................47
   B.    Letter of Credit........................................................................................48


33.   CAPTIONS...................................................................................................49
34.   ADDITIONAL DEFINITIONS.....................................................................................49
35.   PARTIES BOUND..............................................................................................49
36.   BROKER.....................................................................................................49
37.   INDEMNITY..................................................................................................49
38.   ADJACENT EXCAVATION SHORING................................................................................50
39.   MISCELLANEOUS..............................................................................................50
   A.    No Offer................................................................................................50
   B.    Signatories.............................................................................................50
   C.    Certificates............................................................................................50
   D.    Directory Listings......................................................................................51
   E.    Authority...............................................................................................51
   F.    Signage.................................................................................................51
   G.    Consents and Approvals..................................................................................52
40.   LANDLORD'S OPTION TO RELOCATE TENANT.......................................................................52

EXHIBITS AND SCHEDULES

Exhibit 1         Floor plan of premises

Exhibit 2         Letter of Credit

Exhibit 3         Preliminary Floor Plan

schedule A        Rules and Regulations

Schedule B        Landlord's Initial Construction

Schedule C        Tenant Alteration Work
                  Conditions and Requirements

                             INDEX OF DEFINED TERMS

TERM                                                                                                            PAGE

Alterations.......................................................................................................4
Base Labor Rates .................................................................................................36
Base Tax Year .................................................................................................... 2
Base Taxes .......................................................................................................35
Broker ........................................................................................................... 3
business days ....................................................................................................49
Class A Office Buildings .........................................................................................35
Commencement Date ................................................................................................ 2
Comparison Year ..................................................................................................35
Cosmetic Alterations ............................................................................................. 4
Deficiency .......................................................................................................29
Electrical Inclusion Factor ...................................................................................... 3
Events of Default ................................................................................................26
Expiration Date .................................................................................................. 2
Governmental Entity ..............................................................................................22
Hazardous Substances ............................................................................................. 3
Labor Rate Factor ................................................................................................ 3
Labor Rate Multiple .............................................................................................. 3
Labor Rates ......................................................................................................35
Landlord ......................................................................................................2, 50
Leaseback Space ..................................................................................................16
Legal Requirements ............................................................................................... 8
Letter of Credit .................................................................................................48
Mortgages ........................................................................................................ 9
Others ...........................................................................................................35
Overtime Periods .................................................................................................39
Parties ..........................................................................................................25


Partnership Tenant ...............................................................................................46
Permitted Uses ................................................................................................... 2
Premises ......................................................................................................... 2
R.A.B ............................................................................................................35
Real Property .................................................................................................... 2
related corporation ..............................................................................................22
Relocation Notice ................................................................................................52
Rent ..........................................................................................................2, 29
Rent Commencement Date ........................................................................................... 2
Rules and Regulations ............................................................................................10
Security Deposit ................................................................................................. 3
Sublet Space .....................................................................................................20
Substitution Space ...............................................................................................52
Superior Leases .................................................................................................. 9
Tax Year .........................................................................................................35
Taxes ............................................................................................................34
Tenant ....................................................................................................2, 27, 50
Term ............................................................................................................. 2

AGREEMENT OF LEASE, made as of this 24th day of June, 1997 between 545 FIFTH AVENUE LLC, a New York limited liability company having an office c/o Axiom Real Estate Management, Inc., 545 Fifth Avenue, New York, New York 10017 ("Landlord") and TOTAL NETWORK SOLUTIONS, INC., a New York corporation, having an office at 350 Fifth Avenue, Suite 3304, New York, New York ("Tenant").

                                   WITNESSETH:

                  The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

1.   BASIC LEASE TERM.

     A. PREMISES. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the ninth (9th) floor, as more particularly shown hatched on Exhibit 1 annexed hereto and made a part hereof (the "Premises") in the building known as 545 Fifth Avenue, in the Borough of Manhattan, New York County, City and State of New York (the "Building" and together with the plot of land upon which such building stands, the "Real Property") for a term (the "Term") to commence on the "Commencement Date" (hereinafter defined), and to end on the "Expiration Date" (hereinafter defined), both dates inclusive, unless the Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law at the "Rent" (hereinafter defined, which Rent shall also include any additional rent payable hereunder), which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments, in advance, commencing on the Commencement Date and on the first (1st) day of each calendar month thereafter during the Term (except as hereinafter otherwise provided), at the office of Landlord or such other place as Landlord may designate, without any setoff, offset, abatement or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof. If the Rent Commencement Date (as hereinafter defined) shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord, on the first (1st) day of the month next succeeding the month during which the Rent Commencement Date shall occur, an amount equal to such proportion of an equal monthly installment of Rent as the number of days from and including the Rent Commencement Date bears to the total number of days in said calendar month. Such payment, together with the sum paid by Tenant upon the execution of this Lease, shall constitute payment of the Rent for the period from the

Commencement Date to and including the last day of the next succeeding calendar month.

     B. COMMENCEMENT NOTICE. After the determination of the Commencement Date, and at Landlord's request, Tenant agrees, upon demand of Landlord, to execute, acknowledge and deliver to Landlord an instrument, in form satisfactory to Landlord, setting forth the Commencement Date.

     C. DEFINITIONS. The following definitions contained in this subsection C of this Article 1 shall have the meanings hereinafter set forth used throughout this Lease, Exhibits, Schedules and Riders (if any).

          (i) "Commencement Date" shall mean the date of substantial completion of Landlord's Initial Construction.

          (ii) "Expiration Date" shall mean the last day of the month in which the fifth (5th) anniversary of the Rent Commencement Date shall occur.

          (iii)"Rent" shall mean:

               (a) for the period commencing on the Commencement Date through and including the day immediately preceding the date on which the second (2nd) anniversary of the Commencement Date shall occur, Ninety-Four Thousand Eight Hundred Sixteen and 00/100 ($94,816.00) Dollars per annum, payable in equal monthly installments of Seven Thousand Nine Hundred One and 34/100 ($7,901.34) Dollars each;

               (b)  for the period commencing on the date on which the second
                    (2nd) anniversary of the Commencement Date shall occur through and including the day immediately preceding the date on which the third (3rd) anniversary of the Commencement Date shall occur, Ninety-Seven Thousand Seven Hundred Seventy-Nine and 00/100 ($97,779.00) Dollars per annum, payable in equal monthly installments of Eight Thousand One Hundred Forty-Eight and 25/100 ($8,148.25) Dollars; and

               (c)  for the period commencing on the date on which the third
                    (3rd) anniversary of the Commencement Date shall occur through and including the Expiration Date, One Hundred

                    Thousand Seven hundred Forty-Two and 00/100 ($100,742.00) Dollars per annum, payable in equal monthly installments of Eight Thousand Three Hundred Ninety-Five and 17/100 ($8,395.17) Dollars each.

      (iv) "Landlord's Initial Construction" shall mean the work and installations at the Premises as set forth in Schedule B. All of the terms, covenants and conditions of Schedule B are incorporated in this Lease by reference and shall be deemed a part of this Lease as though more fully set forth in the body of this Lease.

       (v) "Rent Commencement Date" shall mean the eighty-ninth (89th) day following the Commencement Date, subject to the provisions of Section D below.

      (vi) "Permitted Uses" shall mean executive and general offices in connection with Tenant's business.

     (vii) "Base Tax Year" shall mean the Tax Year (as defined in Article 28 hereof) 1997/1998.

     (viii) "Tenant's Proportionate Share" shall mean two percent (2%), based upon the agreement of the parties that the Premises consists of 2,963 rentable square feet. Landlord represents that for all leases currently being executed by Landlord named herein, the proportionate share for all tenants under all such leases is computed by (a) dividing the number of rentable square feet deemed to be in the applicable premises by 145,412 which is the number of rentable square feet deemed to be in the Building and then (b) rounding the hundredths decimal place, if any, of the quotient arrived at in clause (a) above upwards to the nearest tenths decimal place.

     (ix)      "Base Labor Year" shall mean the calendar year 1997.

      (x)      "Labor Rate Factor" shall mean 2963.

     (xi)      "Labor Rate Multiple" shall mean one (1).

    (xii)      "Electrical Inclusion Factor" shall mean $ 8,889.00.

   (xiii)      "Security Deposit" shall mean the sum of $22,222.50.

    (xiv) "Broker" shall mean collectively, Newmark & Company Real Estate, Inc., Bernstein Real Estate and Terrence O'Connor.

     (xv) "Hazardous Substances" shall mean, collectively, (a) asbestos and polychlorinated biphenyls and (b) hazardous or toxic materials, wastes and substances which are defined, determined and identified as such pursuant to any law.

     Notwithstanding anything to the contrary contained in this subsection C of this Article 1, Articles 1 through 41 shall control the rights and obligations of the parties hereto except that the provisions of any Riders shall supersede any inconsistent provisions in Articles 1 through 41, as the case may be.

     D. RENT CREDIT. Notwithstanding anything to the contrary hereinabove set forth, provided this Lease is in full force and effect and Tenant is not in default under this Lease, Tenant shall be entitled to a credit against the Rent (exclusive of the Electrical Inclusion Factor) for the ninety (90) day period commencing on the Commencement Date and ending on the day immediately preceding the Rent Commencement Date in the aggregate amount of Twenty One Thousand Four Hundred Eighty-One and 77/100 ($21,481.77) Dollars, which credit shall be applied against the Rent during such ninety (90) day period in three (3) equal monthly installments of Seven Thousand One Hundred Sixty and 59/100 ($7,160.59) Dollars each.

     2. USE AND OCCUPANCY.

     A. PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses, and for no other purpose.

     B. USE PROHIBITIONS. Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be photographic, multilith or multigraph reproductions or offset printing. Anything contained herein to the contrary notwithstanding, Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, (i) for the business of photographic, multilith or multigraph reproductions or offset printing, (ii) for a banking, trust company, depository, guarantee or safe deposit business, (iii) as a savings bank, a savings and loan association or a loan company, (iv) for the sale of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a "retail" stock broker's or dealer's office which shall be open to the general public (except pursuant to prior appointment), (vi) as a restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office or for the rendition of any other diagnostic or therapeutic services, dance or music studio, school (except for the training of employees of Tenant), (ix) as a barber shop, beauty salon or manicure shop, (x) for the direct sale, at retail, wholesale or otherwise, of any goods or products, (xi) for a public stenographer or typist, (xii) for a telephone or telegraph agency, telephone or secretarial service for the public at large, (xiii) for a messenger service for the public at large, (xiv) gambling or gaming activities, obscene or pornographic purposes or any sort of commercial sex establishment, (xv) for the possession, storage, manufacture or sale of alcohol, drugs or narcotics, (xvi) for the conduct of a public auction, (xvii) for the offices or business of any federal, state or municipal agency or any agency of any foreign government or (xviii) for any use that would cause the Premises to be deemed a place of public accommodation under the Americans with Disabilities Act of 1990. Nothing in this subsection B shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions in connection with, either directly or indirectly, its own business and/or activities.

3.   ALTERATIONS.

     A. ALTERATIONS WITHIN PREMISES. Tenant shall not make or perform or permit the making or performance of, any alterations, installations, improvements, additions or other physical-changes in or about the Premises ("Alterations") without Landlord's prior consent. Landlord agrees not to withhold unreasonably its consent to any Alterations proposed to be made by Tenant to adapt the Premises for those business purposes permitted by subsection A of Article 2 hereof, which are nonstructural and which do not affect the Building's mechanical, electrical, plumbing, Class E or other Building systems or the structural integrity of the Building, provided that such Alterations are performed only by contractors or mechanics approved by Landlord, do not affect any part of the Building other than the Premises, do not affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, do not reduce the value or utility of the Building and are performed in compliance with all applicable laws. Notwithstanding the foregoing, Tenant may, without Landlord's consent, perform alterations of a purely cosmetic or decorative nature (e.g., painting or the installation of wall covering or carpeting) (collectively "Cosmetic Alterations") provided that (i) the estimated cost of the labor and materials for such Alterations in any one instance (or in a series of instances effectuating a single alteration plan) does not exceed Seven Thousand Five Hundred and 00/100 ($7,500.00) Dollars, (ii) such Alterations are performed by contractors reasonably acceptable to Landlord,
(iii) Landlord shall have received, at least ten (10) days prior to the commencement of such Alterations, notice of the Alterations to be performed, the identity of the contractors performing such Alterations (together with certificates of insurance required to be maintained by such contractors) and copies of drawings, plans and specifications prepared with respect to such Alterations, and (d) the terms and provisions of this Lease regarding Alterations are otherwise fully complied with. Tenant shall not perform work which would (a) require changes to the structural components of the Building or the exterior design of the Building, (b) require any material modification to the Building's mechanical, electrical, plumbing installations or other Building installations outside the Premises, (c) not be in compliance with all applicable laws, rules, regulations and requirements of any governmental department having jurisdiction over the Building and/or the construction of the Premises, including but not limited to, the Americans with Disabilities Act of 1990, or
(d) be in compatible with the Certificate of Occupancy for the Building. Any changes required by any governmental department affecting the construction of the Premises shall be performed at Tenant's sole cost. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Premises. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the provisions of this Subsection A are inapplicable with respect to Landlord's Initial Construction, the performance of which is governed by the terms, covenants and provisions contained in Schedule B annexed to this Lease. A copy of the current construction conditions and requirements for tenant alteration work is annexed hereto as Schedule C and made a part hereof. All furniture, furnishings and movable fixtures and removable partitions installed by Tenant must be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. All Alterations in and to the Premises which may be made by Landlord or Tenant prior to and during the Term, or any renewal thereof, shall become the property of Landlord upon the Expiration Date or earlier end of the Term or any renewal thereof, and shall not be removed from the Premises by Tenant unless Landlord, at Landlord's option by notice to Tenant prior to the Expiration Date, elects to have them removed from the Premises by Tenant, in which event the same shall be removed from the Premises by Tenant, at Tenant's expense, prior to the Expiration Date. Notwithstanding the foregoing, Tenant may, at the time of its initial submission of plans and specifications showing such Alterations to Landlord for Landlord's review and approval, request in writing that Landlord waive its right to compel Tenant to remove the Alterations identified on such plans and specifications. If Landlord waives such right to compel Tenant to remove such Alterations, in whole or in part, Landlord shall notify Tenant at the time of the approval of such plans and specifications of those Alterations which Tenant may be required to remove in accordance with the terms of this Article prior to the expiration of the Term or upon the occurrence of a termination of this Lease and Tenant shall, upon the expiration of the Term or upon such termination unless instructed otherwise by Landlord, be required to remove only such Alterations specified in Landlord's notice. In the event Landlord elects to have Tenant remove such Alterations, Tenant shall repair and restore in a good and workmanlike manner to Building standard original condition (reasonable wear and tear excepted) any damage to the Premises or the Building caused by such removal. Any of such fixtures or installations not so removed by Tenant at or prior to the Expiration Date or earlier termination of the Term shall become the property of Landlord, but nothing herein shall be deemed to relieve Tenant of responsibility for the cost of removal of any such fixtures or installations which Tenant is obligated to remove hereunder.

     B. CHLOROFLUOROCARBONS. Anything contained herein to the contrary notwithstanding, in the event Landlord shall elect to have Tenant repair or remove any mechanical or other equipment installed within the Premises by or on behalf of Tenant containing chlorofluorocarbons ("CFC's"), the repair or removal of such equipment, as the case may be, shall conform with all requirements of law and industry practices; provided, however, Landlord acknowledges that for purposes of this Subsection B, Landlord's Initial Construction shall not be deemed to be done on behalf of Tenant. Additionally, any such repair or removal shall be done by contractors approved by Landlord and subject to the procedures to which Landlord's consent shall have previously been obtained. Tenant shall indemnify and hold Landlord harmless from any liability or damages resulting from any contamination within the Building, as a result of the repair or removal of any of the aforesaid equipment containing CFC's by Tenant.

     C. SUBMISSION OF PLANS. Prior to making any Alterations, Tenant (i) shall submit to Landlord or to a consultant appointed by Landlord ("Landlord's Consultant") detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, Class E sprinkler and structural drawings stamped by a professional engineer or architect licensed in the State of New
York) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specification,
(ii) shall pay to Landlord all costs and expenses incurred by Landlord (including the cost of Landlord's Consultant) in connection with Landlord's review of Tenant's plans and specifications, (iii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iv) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon notice to Tenant, Landlord or Landlord's Consultant may assume responsibility, at Tenant's expense, to file all plans and obtain the necessary building permits, which filing and the obtaining of building permits, if undertaken, shall be accomplished within fifteen (15) working days following the date of notice to Tenant that Landlord or Landlord's Consultant is assuming responsibility therefor, subject to any delays caused by the City of New York. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration, including the "as-built" drawings showing such Alterations, required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof. All Alterations shall be made and performed in accordance with the Rules and Regulations (hereinafter defined) and in accordance with the Americans with Disabilities Act of 1990, including but not limited to the accessibility provisions thereof; all materials and equipment to be incorporated in the Premises as a result of all Alterations shall be new and first quality; no such materials or equipment shall be subject to any Lien, encumbrance, chattel mortgage or title retention or security agreement. In the event any Alterations are performed by a general partner of Landlord or any entity which is under the common control of Landlord or any general partner of Landlord, the failure by Tenant to pay the cost of such Alterations upon rendition of a bill therefor shall be deemed a material default under this Lease. Landlord's approval of Tenant's plans, specifications and working drawings for Alterations shall create no responsibility or liability on the part of Landlord with respect to their completeness, design, sufficiency or compliance with all applicable laws, rules or regulations of governmental agencies or authorities.

     D. MECHANICS' LIENS; LABOR CONFLICTS. Any mechanic's lien filed against the Premises, or the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant's expense, by payment or filing the bond required bylaw. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole but reasonable discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

4. REPAIRS - FLOOR LOAD. Landlord shall maintain and repair the public portions of the Building, both exterior and interior and the structural elements thereof except for repairs required to be performed by Tenant in accordance with the terms of this Lease. Tenant shall, throughout the Term, take good care of the Premises and the fixtures and appurtenances therein and at Tenant's sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted. Tenant shall pay Landlord for all replacements to the lamps, tubes, ballasts and starters in the lighting fixtures installed in the Premises. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building, or to its fixtures, equipment and appurtenances, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of or Alterations made by Tenant or any of Tenant's servants, employees, invitees or licensees, shall be repaired promptly by Tenant, its sole cost and expense, to the satisfaction of Landlord. Tenant also shall repair all damage to the Building and the Premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality and class equal to the original work or construction and shall be made in accordance with the provisions of Article 3 hereof. If Tenant fails after fifteen (15) days notice to proceed with due diligence to make repairs required to be made by Tenant hereunder, the same may be made by Landlord, at the expense of Tenant, and the expenses thereof incurred by Landlord shall be collectible by Landlord as additional rent promptly after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, electrical, air-cooling or heating system located in, servicing or passing through the Premises. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and heavy equipment and installations. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Except as expressly provided in Article 10 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, or equipment thereof. If the Premises be or become infested with vermin, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein.

5. WINDOW CLEANING. Tenant shall not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, from the outside in violation of

Section 202 of the Labor Law, or any other applicable law, or of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

     6. REQUIREMENTS OF LAW. Tenant, at its sole expense, shall comply with all laws, statutes, orders, directives and regulations of federal, state, county, city and municipal authorities, departments, bureaus, boards, agencies, commissions and other sub-divisions thereof, and of any official thereof and any other governmental and quasi-public authority and all rules, orders, regulations or requirements of the New York Board of Fire Underwriters, or any other similar body which shall now or hereafter impose any violation, order or duty (hereinafter collectively referred to as the "Legal Requirements" and individually referred to as a "Legal Requirement") upon Landlord or Tenant with respect to the Premises as a result of the use, occupation or alteration thereof by Tenant. Tenant shall not be responsible for complying with any Legal Requirement that requires structural modifications to the Building and/or modifications to the common areas of the Building, unless compliance with such Legal Requirement is necessitated by or in connection with an act or omission of Tenant or any person or entity acting by or on behalf of Tenant, including, without limitation, any Alteration by Tenant or its subtenants or Tenant's particular manner of use of the Premises; provided, however, the cost of such compliance may be reimbursable to Landlord to the extent and in the manner set forth in Article 28 hereof. Tenant shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policies covering the Building and fixtures and property therein; and shall not do, or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by the New York City Fire Department, New York Board of Fire Underwriters, New York Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate for fire insurance applicable to the Building, or use the Premises in a manner which shall increase the rate of fire insurance on the Building or on property located therein, over that in similar type buildings or in effect prior to this Lease. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to this Article shall be made in conformity with, and subject to the provisions of, Article 3 hereof. If by reason of Tenant's failure to comply with the provisions of this Article, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure of use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the

Premises issued by the New York Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Premises.

7.  SUBORDINATION.

     A. SUBORDINATION. This Lease is subject and subordinate to each and every ground or underlying lease of the Real Property or the Building heretofore or hereafter made by Landlord (collectively the "Superior Leases") and to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Real Property, the Building or any such Superior Lease and the leasehold interest created thereby, and to all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor and advances made thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage superior to the interest of Tenant hereunder. In confirmation of such subordination, however, Tenant shall execute promptly any certificate that Landlord may request. If the date of expiration of any Superior Lease shall be the same day as the Expiration Date, the Term shall end and expire twelve (12) hours prior to the expiration of the Superior Lease. Tenant covenants and agrees that, except as expressly provided herein, Tenant shall not do anything that would constitute a default under any Superior Lease or Mortgage of which Tenant has been given prior notice, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any of the foregoing. If, in connection with the financing of the Real Property, the Building or the interest of the lessee under any Superior Lease, any lending institution shall request reasonable modifications of this Lease that do not increase the obligations (other than to a de minimis extent) or adversely affect the rights of Tenant under this Lease (other than to a de minimis extent), Tenant covenants to make such modifications.

     B. ATTORNMENT. If at any time prior to the expiration of the Term, any Mortgage shall be foreclosed or any Superior Lease shall terminate or be terminated for any reason, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building, or the lessor under any such Superior Lease, or of any mortgagee in possession of the Real Property or the Building, to attorn, from time to time, to any such owner, lessor or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, lessor or, mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall not then be entitled to possession of the Premises. The provisions of this subsection B shall inure to the benefit of any such owner, lessor or mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, lessor or mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection B, satisfactory to any such owner, lessor or mortgagee, acknowledging such adornment and setting forth the terms and conditions of its tenancy. Nothing contained in this subsection B shall be construed to impair any right otherwise exercisable by any such owner, lessor or mortgagee.

     C. NON-DISTURBANCE. Landlord agrees that it shall request from the holder of the first Mortgage currently encumbering the Real Property, a non-disturbance agreement in favor of Tenant in the form generally used by the holder of such first Mortgage; it being expressly understood and agreed that the failure to obtain any such subordination, non-disturbance and attornment agreement shall in no way relieve Tenant of any of its obligations hereunder or affect the subordination of this Lease as provided herein. Landlord shall not be required to expend any sums or incur any fees in connection with any such request unless Tenant shall pay such sums to Landlord in advance.

8. RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and made a part hereof as Schedule A and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt (collectively, the "Rules and Regulations") on such notice to be given as Landlord may elect. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees but Landlord shall not enforce the Rules and Regulations in a discriminatory manner against Tenant.

9. INSURANCE. A. TENANT'S INSURANCE. Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance (including, without limitation, insurance covering Tenant's contractual liability under this Lease), under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the present and any future mortgagee of the

Real Property or the Building and/or such other designees specified by Landlord from time to time, are named as additional insureds. Such policy shall contain
(i) a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained,
(ii) a waiver of subrogation against Landlord or a consent to a waiver of right of recovery against Landlord and (iii) an agreement by the insurer that it will not make any claim against or seek to recover from Landlord for any loss, damage or claim whether or not covered under such policy except for Landlord's deliberate negligence. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days' written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insureds and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property or such greater amount as Landlord may, from time to time, reasonably require. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employees and employer's liability. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees specified by Landlord from time to time, as additional insureds, references the Premises, and guarantees a minimum limit available for the Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York, and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

     B. TENANT'S IMPROVEMENT INSURANCE. Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all Alterations, construction and other improvements installed within the Premises, whether existing in the Premises on the date hereof or hereinafter installed by or on behalf of Landlord or Tenant, and on all furniture, fixtures, equipment, personal property and inventory of Tenant located in the Premises and any property in the care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of subsections A and C of this Article 9. On any such policy, Tenant shall name Landlord as a loss payee, as its interest may appear.

     C. WAIVER OF SUBROGATION. The parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Premises and the Building, including its respective Alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery, and each party hereby agrees that it will not make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same. It is expressly understood and agreed that Landlord will not carry insurance on the Alterations, construction and other improvements presently existing or hereafter installed within the Premises or on Tenant's fixtures, furnishings, equipment, personal property or inventory located in the Premises or insurance against interruption of Tenant's business.

     D. LANDLORD'S INSURANCE. Landlord shall at all times during the Term of this Lease cause the Building to be insured against fire and extended coverage perils in an amount not less than full replacement cost value or in such lesser amounts as will avoid co-insurance provided, however, if (i) such insurance coverage ceases to be available or (ii) the cost of such insurance increases so that owners of similar properties in New York County, New York generally cease to carry such insurance,

Landlord shall maintain such insurance coverage as is customarily maintained by owners of similar properties in New York County, New York, due regard being given to the height and type of building, its construction, age, use and occupancy.

10. DESTRUCTION OF THE PREMISES; PROPERTY LOSS OR DAMAGE.

     A. REPAIR OF DAMAGE. If the Premises shall be damaged by fire or other casualty, then Landlord shall proceed to repair and restore (subject to receipt of insurance proceeds) the Premises to its condition preceding the damage, subject to the provisions of this Article 10. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, if such repairs and restoration are not in fact completed within Landlord's estimated time period, so long as Landlord shall have proceeded with reasonable due diligence. The Rent until such repairs shall be made shall be reduced in the proportion which the area of the part of the Premises which is not usable by Tenant bears to the total area of the Premises; provided, however, should Tenant reoccupy a portion of the Premises for the conduct of its business prior to the date such repairs are made, the Rent shall be reinstated with respect to such reoccupied portion of the Premises and shall be payable by Tenant from the date of such occupancy. Within seventy-five (75) days after notice to Landlord of damage to the Premises or any part thereof by fire or other casualty, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the reasonable time required to repair such damage. If the estimated time period exceeds twelve (12) months, Tenant may elect to terminate this Lease by notice to Landlord given not later than fifteen (15) days following the delivery of such estimate to Tenant. If Tenant elects to terminate this Lease, the Term of this Lease shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant and Tenant shall vacate the Premises and surrender the same to Landlord and the Rent and additional rent shall be apportioned as of the effective date of such termination. Further, should Landlord, at its sole option, make available to Tenant, during the period of such repair, other space in the Building which is reasonably suitable for the temporary carrying on of Tenant's business, the Rent shall be reinstated with respect to such temporarily occupied space and shall be payable by Tenant from the date such space is occupied by Tenant; it being agreed that the Rent payable with respect to such space shall not exceed on a per square foot basis the then current Rent for the Premises and shall not exceed the Rent payable by Tenant hereunder immediately prior to such fire or other casualty. Whenever in this Article 10 reference is made to restoration of the Premises, (i) Tenant's obligation shall be as to all property within the Premises including Tenant's furniture, fixtures, equipment and other personal property, any and all Alterations, construction or other improvements made to the Premises by or on behalf of Tenant and any other leasehold improvements existing in the Premises on the date hereof, all of which shall be restored and replaced at Tenant's sole cost and expense and (ii) Landlord's obligation, if any, shall be as to the shell, which constitutes the structure of the Building and the mechanical, electrical, plumbing, air-conditioning and other building systems up to the point of connection into the Premises. Landlord's obligation to repair or rebuild, and Tenant's right to rent abatement, as described in this Article 10, are only effective provided the damage or destruction is not due to the intentional or negligent acts or omissions of Tenant, its agents, employees, licensees or invitees. During any period of Tenant's repair and restoration following substantial completion of Landlord's repair and restoration work, Rent and additional rent shall be payable as if said fire or other casualty had not occurred.

     B. LANDLORD'S TERMINATION OPTION. Anything in subsection A of this Article 10 to the contrary notwithstanding, if the Premises are totally damaged or are rendered wholly untenantable, and if Landlord shall decide not to restore the Premises, or if the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, either substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable) or the Building, after its proposed repair, alteration or restoration shall not be economically viable as an office building, then in any of such events, Landlord, at Landlord's option, may, not later than ninety (90) days following the damage, give Tenant a notice in writing terminating this Lease. In addition, (i) if any damage shall occur to the Premises or the Building during the last year of the Term, Landlord shall have the option to terminate this Lease by written notice to Tenant and in such event this Lease shall terminate on the later of the date of the notice of termination or the date Tenant vacates the Premises and removes all of its property therefrom and (ii) Landlord shall not be obligated to repair or restore the Premises or the Building if a holder of a mortgage or underlying leasehold applies proceeds of insurance to the loan or lease payment balance, and the remaining proceeds, if any, available to Landlord are insufficient to pay for such repair or restoration. If Landlord elects to terminate this Lease, the Term shall expire upon the thirtieth (30th) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. If Tenant shall not be in default under this Lease, then upon the termination of this Lease under the conditions provided for in the next preceding sentence, Tenant's liability for Rent thereafter accruing shall cease as of the day following such damage.

     C. REPAIR DELAYS. Landlord shall not be liable for reasonable delays which may arise by reason of the claim adjustment with any insurance company on the part of Landlord and/or Tenant, and for reasonable delays on account of "labor troubles" or any other cause beyond Landlord's control.

     D. PROVISION CONTROLLING. The parties agree that this Article 10 constitutes an express agreement governing any case of damage or destruction of the Premises or the Building by fire or other casualty, and that Section 227 of the Real Property Law of the State of New York, which provides for such contingency in the absence of an express agreement, and any other law of like import now or hereafter in force shall have no application in any such case.

     E. PROPERTY LOSS OR DAMAGE. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Neither Landlord nor its agents shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi-public work; nor shall Landlord be liable for any latent defect in the Premises or in the Building. Anything in this Article 10 to the contrary notwithstanding, nothing in this Lease shall be construed to relieve Landlord from responsibility directly to Tenant for any loss or damage caused directly to Tenant wholly or in part by the gross negligence or willful misconduct of Landlord. Nothing in the foregoing sentence shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under
Article 37 hereof in order to recoup for payments made to compensate for losses of third parties. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up for any reason whatsoever including, but not limited to, Landlord's own acts, or any of such windows are permanently closed, darkened or bricked-up if required by law or related to any construction upon property adjacent to the Real Property by Landlord or others, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent within fifteen (15) days after rendition of a statement for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accident in the Premises or in the Building. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior consent and payment to Landlord of Landlord's costs in connection therewith. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Landlord may designate and, notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by persons or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and attorneys' fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances.

11. CONDEMNATION.

     A. CONDEMNATION. If the whole of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public use or purpose, this Lease and the Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Real Property shall be so acquired or condemned then, (i) except as hereinafter provided in this subsection A, this Lease and the Term shall continue in force and effect but, if a part of the Premises is included in the part of the Real Property so acquired or condemned, from and after the date of the vesting of title, the Rent shall be reduced in the proportion which the area of the part of the Premises so acquired or condemned bears to the total area of the Premises immediately prior to such acquisition or condemnation; (ii) whether or not the Premises shall be affected thereby, Landlord, at Landlord's option, may give to Tenant, within sixty (60) days next following the date upon which Landlord shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease; and (iii) if the part of the Real Property so acquired or condemned shall contain more than thirty percent (30%) of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant's option, may give to Landlord, within sixty (60) days next following the date upon which Tenant shall have received notice of vesting of title, a five (5) days' notice of termination of this Lease. If any such five (5) days' notice of termination is given by Landlord or Tenant this Lease and the Term shall come to an end and expire upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated pursuant to the foregoing provisions of this subsection A, Landlord, at Landlord's expense, shall restore that part of the Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the

Term pursuant to the provisions of this subsection A, the Rent shall be apportioned as of the date of sooner termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

     B. AWARD. In the event of any such acquisition or condemnation of all or any part of the Real Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term and Tenant hereby expressly assigns to Landlord all of its right in and to any such award. Nothing contained in this subsection B shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the then value of any furniture, furnishings and fixtures installed by and at the sole expense of Tenant and included in such taking and for moving expenses, provided that such award shall not reduce the amount of the award otherwise payable to Landlord.

12. ASSIGNMENT AND SUBLETTING.

     A. PROHIBITION WITHOUT CONSENT. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber or otherwise transfer this Lease, nor underlet, nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 12 shall be void.


     B .NOTICE OF PROPOSED TRANSFER. If Tenant shall at any time or times during the Term desire to assign this Lease or sublet all or part of the Premises,

Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (i) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than one hundred and eighty (180) days after the giving of such notice,
(ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report, (iv) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease and (v) in the case of a sublease, such additional information related to the proposed subtenant as Landlord shall reasonably request, if any.

     C. LANDLORD'S OPTIONS. The notice containing all of the information set forth in Subsection B of this Article 12 above shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option,
(a) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Premises), or (b) terminate this Lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Premises). Said options may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after the aforesaid notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this Lease nor sublet such space to any person or entity.

     D. TERMINATION BY LANDLORD. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Premises, then this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Rent and additional rent due hereunder shall be paid and apportioned to such date. Furthermore, if Landlord exercises its option to terminate this Lease pursuant to subsection C of this Article 12, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

     E. TAKEBACK BY LANDLORD. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Rent and additional rent then payable pursuant to this Lease, or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

          (i) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Article 12;

          (ii) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Article 12;

          (iii) shall give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, and if the proposed sublease will result in or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

          (iv) shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

          (v) shall also provide that (a) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (b) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (c) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (d) Landlord, at Tenant's expense, may make such alterations as may be required or deemed reasonably necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation, and (e) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

     F. EFFECT OF TAKEBACK OR TERMINATION. If Landlord exercises its option to sublet the Leaseback Space, (i) Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord; (ii) performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and (iii) Tenant shall have no obligation, at the expiration or earlier termination of the Term, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or its designee); in addition, if required by applicable law in connection with any termination of this Lease, or subletting of all or any portion of the Leaseback Space to Landlord or its designee, Tenant shall complete, swear to and file any questionnaires, tax returns, affidavits or other documentation which may be required to be filed (a) with the Commissioner of Finance of the City of New York or the New York State Department of Taxation and Finance in connection with Article 31 of the Tax Law of the State of New York, (b) with the Commissioner of Finance of the City of New York in connection with the New York City Real Property Transfer Tax and, (c) with the appropriate governmental agency in connection with any other tax which may now or hereafter be in effect. Tenant further agrees to pay any amounts which may be assessed in connection with any of such taxes and to indemnify Landlord against and to hold Landlord harmless from any claims for payment of such taxes as a result of such transactions.

     G. CONDITIONS FOR LANDLORD'S APPROVAL. In the event Landlord does not exercise either of the recapture options provided to it pursuant to subsection C of this Article 12 and providing that Tenant is not in default of any of Tenant's obligations under this Lease (after notice and the expiration of any applicable grace period) as of the time of Landlord's consent, and as of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

         (i). Tenant shall have complied with the provisions of subsection B of this Article 12 and Landlord shall not have exercised any of its options under subsection C of this Article 12 within the time permitted therefor;

         (ii). In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standards of the Building, (b) is limited to the use of the Premises as general and executive offices, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

         (iii). The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

         (iv). Neither (a) the proposed assignee or subtenant nor (b) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building;

         (v). The proposed assignee or subtenant is not a person with whom Landlord is or has been, within the preceding six (6) month period, negotiating to lease space in the Building;

         (vi). The form of the proposed sublease or instrument of assignment (a) shall be in form reasonably satisfactory to Landlord, and, without limitation, shall not provide for a rental or other payment for the use, occupancy or utilization of the space demised thereby based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales and (2) shall provide that no person having an interest in the possession, use, occupancy or utilization of the space demised thereby shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of such space which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales, and that any such purported lease, sublease, concession or other agreement shall be absolutely void and ineffective AB INITIO and (b) shall comply with the applicable provisions of this Article 12;

         (vii). There shall not be more than two (2) subtenants (including Landlord or its designee) of the Premises;

         (viii). The amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to subsection B of this
Article 12;

         (ix). Within five (5) days after receipt of a bill therefor, Tenant shall reimburse Landlord for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred by Landlord in connection with the granting of any requested consent;

         (x). Tenant shall not have (a) advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (b) listed the Premises for subletting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord;

         (xi). The proposed occupancy shall not, in Landlord's opinion, increase the office cleaning requirements or the Building's operating or other expenses or impose an extra burden upon services to be supplied by Landlord to Tenant;

         (xii). The proposed assignee or subtenant or its business shall not be subject to compliance with additional requirements of law (including related regulations) beyond those requirements which are applicable to the named Tenant herein; and

         (xiii). The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

     Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article 12, each subletting pursuant to this subsection G of this Article 12 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of Rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article 12. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under subsection C of this Article 12, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs, and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

     H. FUTURE REQUESTS. In the event that (i) Landlord fails to exercise either of its options under subsection C of this Article 12 and consents to a proposed assignment or sublease, and (ii) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred eighty
(180) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of subsection B of this Article 12 before assigning this Lease or subletting all or part of the Premises.

     I. SUBLEASE PROVISIONS. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

         (i). No subletting shall be for a term ending later than one (1) day prior to the Expiration Date of this Lease;

         (ii). No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

         (iii). Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (c) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's Rent. The provisions of this Article 12 shall be self-operative and no further instrument shall be required to give effect to this provision.

         (iv). If any laws, orders, rules or regulations of any applicable governmental authority require that any Hazardous Substances, including, without limitation, asbestos, contained in or about the Premises to be sublet (the "Sublet Space") be dealt within any particular manner in connection with any alteration of the Sublet Space or otherwise, then it shall be the subtenant's obligation, at the subtenant's expense, to deal with such Hazardous Substances in accordance with all such laws, orders, rules and regulations. In the event the subtenant is required to deal with Hazardous Substances in accordance with the foregoing provisions of this paragraph (iv) of subsection I of Article 12, then, notwithstanding anything herein to the contrary, Landlord, at Landlord's election, shall have the option to deal with such Hazardous Substances itself and, in such event, the subtenant shall reimburse Landlord for all of Landlord's costs and expenses in connection therewith within ten (10) days next following the rendition of a statement by Landlord to the subtenant requesting such reimbursement. If the subtenant shall fail to so reimburse Landlord for the aforesaid costs and expenses within the ten (10) day period referred to above, then notwithstanding anything contained in the Lease to the contrary, such costs and expenses shall, at Landlord's option, be paid by Tenant to Landlord, within ten (10) days next following of Landlord's demand therefor.

     J. PROFITS FROM ASSIGNMENT OR SUBLETTING. If Landlord shall give its consent to any assignment of this Lease or to any sublease or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

         (i). in the case of an assignment, an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns) less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions and advertising costs in connection with such assignment, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require); and

         (ii). in the case of a sublease, any rents, additional charges or other consideration payable under the sublease on a per square foot basis to Tenant by the subtenant which is in excess of the Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns), less all expenses reasonably and actually incurred by Tenant on account of brokerage commissions, advertising costs and the cost of demising the premises so sublet in connection with such sublease, provided that Tenant shall submit to Landlord a receipt evidencing the payment of such expenses (or other proof of payment as Landlord shall require). The sums payable under this subsection J (ii) of this
Article 12 shall be paid to Landlord as and when payable by the subtenant to Tenant.

     K. OTHER TRANSFERS. (i) If Tenant is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange (hereinafter referred to as a "public corporation"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority of the stock of Tenant as if such transfer of a majority of the stock of Tenant were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred, provided that in any of such events (a) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of Tenant herein named on the date of this Lease and (b) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

         (ii). If Tenant is a partnership, the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of a majority interest in the partnership, as if such transfer were an assignment of this Lease.

         (iii). If Tenant is a subdivision, authority, body, agency, instrumentality or other entity created and/or controlled pursuant to the laws of the State of New York or any city, town or village of such state or of federal government ("Governmental Entity"), the provisions of subsection A of this Article 12 shall apply to a transfer (by one or more transfers) of any of Tenant's rights to use and occupy the Premises, to any other Governmental Entity, as if such transfer of the right of use and occupancy were an assignment of this Lease; but said provisions shall not apply to a transfer of any of Tenant's rights in and to the Premises to any Governmental Entity which shall replace or succeed to substantially similar public functions, responsibilities and areas of authority as Tenant, provided that in any of such events the successor Governmental Entity (a) shall utilize the Premises in a manner substantially similar to Tenant, and (b) shall not utilize the Premises in any manner which, in Landlord's judgment, would impair the reputation of the Building as a first-class office building.

     L. RELATED CORPORATION. Tenant may, with Landlord's consent which shall not be unreasonably withheld, permit any corporations or other business entities (but not including Governmental Entities) which control, are controlled by, or are under common control with Tenant (herein referred to as "related corporation") to sublet all or part of the Premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this Lease. Such subletting shall not be deemed to vest in any such related corporation any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.

     M. ASSUMPTION BY ASSIGNEE. Any assignment or transfer, whether made with Landlord's consent pursuant to subsection A of this Article 12 or without Landlord's consent pursuant to subsection K of this Article 12, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in subsection A of this
Article 12 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent and/or additional rent by Landlord from an assignee, transferee or any other party, the original named Tenant shall remain fully liable for the payment of the Rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

     N. LIABILITY OF TENANT. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

     O. LISTINGS. The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant.

     P. RE-ENTRY BY LANDLORD. If Landlord shall recover or come into possession of the Premises before the date herein fixed for the termination of this Lease, Landlord shall have the right, at its option, to take over any and all subleases or sublettings of the Premises or any part thereof made by Tenant and to succeed to all the rights of said subleases and sublettings or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or re-entry by Landlord hereunder or if Landlord shall otherwise succeed to Tenant's estate in the Premises, at which time Tenant shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instruments of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublettings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or re-entry by Landlord hereunder of or if Landlord shall otherwise succeed to Tenant's estate in the Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Landlord's election, such subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord, as its landlord, under all of the then executory terms of such sublease, except that Landlord shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (1) month's rent and additional rent which shall be payable as provided in the sublease, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Landlord, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space of the Building or to prepare them for occupancy beyond Landlord's obligations under this Lease, and the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof, to have given a waiver of the type described in and to the extent and upon the conditions set forth in this Article 12.

13. CONDITION OF THE PREMISES.

     A. ACCEPTANCE BY TENANT. Tenant agrees to accept possession of the Premises in the condition which shall exist on the Commencement Date "as is", except for Landlord's Initial Construction and further agrees that Landlord shall have no other obligation to perform any work or make any installations in order to prepare the Premises for Tenant's occupancy. The taking of possession of the Premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the Premises and the Building were in good and satisfactory condition and that Landlord's Initial Construction was substantially completed.

     B. LANDLORD'S INITIAL CONSTRUCTION. Landlord agrees to perform Landlord's Initial Construction described in Schedule B annexed hereto in accordance with the terms, conditions, and provisions thereof. All of the terms, covenants and conditions of Schedule B are incorporated in this Lease as if fully set forth at length herein.

14. ACCESS TO PREMISES. Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Building to erect, use and maintain, concealed ducts, pipes and conduits in and through the Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times to (i) examine the same, (ii) to show them to prospective purchasers, mortgagees or lessees of the Building or space therein, (iii) to make such decorations, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable to the Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or (iv) for the purpose of complying with laws, regulations or other requirements of government authorities; Landlord shall be allowed to take all necessary material and equipment into and upon the Premises and to store them within the Premises without the same constituting an eviction or constructive eviction of Tenant in whole or in part and the Rent shall in nowise abate while any decorations, repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. During the one (1) year prior to the Expiration Date or the expiration of any renewal or extended term, Landlord may exhibit the Premises to prospective tenants thereof. If, during the last twelve (12) months of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent, or incurring liability to Tenant for any compensation, and such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof, other than as herein provided. Landlord also shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. In addition, Tenant understands and agrees that Landlord may perform substantial renovation work in and to the public parts of the Building and the mechanical and other systems serving the Building (which work may include the replacement of the building exterior facade and window glass, requiring access to the same from within the Premises), and that Landlord shall incur no liability to Tenant, nor shall Tenant be entitled to any abatement of Rent on account of any noise, vibration or other disturbance to Tenant's business at the Premises (provided that Tenant is not denied access to said Premises) which shall arise out of the performance by Landlord of the aforesaid renovations of the Building. Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. Any entry upon the Premises by Landlord or its agents pursuant to this
Article 14 shall be effected after reasonable notice to Tenant (which notice may be by telephone) except in the case of an emergency and in a manner intended to minimize interference with the conduct of Tenant's business in the Premises (without any requirement that Landlord utilize overtime or premium pay labor).

15. CERTIFICATE OF OCCUPANCY. Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy issued for the Premises or for the Building and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such certificate of occupancy whether or not such use shall be a Permitted Use, Tenant shall, upon five (5) days written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof.

16. LANDLORD'S LIABILITY. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord thereafter accruing hereunder, and it shall be deemed and construed without further agreement between the parties or the successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Neither the shareholders, directors or officers of Landlord, if Landlord is a corporation, nor the partners comprising Landlord (nor any of the shareholders, directors or officers of such partners), if Landlord is a partnership (collectively, the "Parties"), shall be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlord's interest in the Building and the Real Property and Tenant shall not look to or attach any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

17. DEFAULT.

     A. EVENTS OF DEFAULT, CONDITIONS OF LIMITATION. This Lease and the term and estate hereby granted are subject to the limitations that upon the occurrence, at any time prior to or during the Term, of any one or more of the following events (referred to a s "Events of Default"):

         (i). if Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default; or

         (ii). if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within fifteen (15) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of fifteen (15) days and Tenant shall not commence within said period of fifteen (15) days, or shall not thereafter diligently prosecute to completion all steps necessary to remedy such default; or

         (iii). if Tenant shall default in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor in interest of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

         (iv). if the Premises shall become vacant, deserted or abandoned; or

         (v). if Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as may be expressly permitted under Article 12 hereof; or

         (vi). Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or la w, or shall make a n assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

         (vii). if, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied;

then, in any of said cases, at any time prior to or during the Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a five (5) days notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of said five (5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 18 hereof.

     B. EFFECT OF BANKRUPTCY. If, at any time,(i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in clauses
(vi) and (vii) of subsection A of this Article 17, shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said clauses (vi) and (vii) shall be deemed paid as compensation for the use and occupation of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under said subsection A.

     C. CONDITIONAL LIMITATION. Nothing contained in this Article 17 shall be deemed to require Landlord to give the notices herein provided for prior to the commencement of a summary proceeding for non-payment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such termination, Tenant shall do so as a holdover tenant.

18. REMEDIES AND DAMAGES.

     A. LANDLORD'S REMEDIES. (i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall betaken or occupied or attempted to be taken or occupied by someone other than Tenant, or if Tenant shall fail to move into or take possession of the Premises within fifteen (15) days after the Commencement Date, or if this Lease and the Term shall expire and come to an end as provided in Article 17:

            (a).Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this Lease and the Term shall expire and come to an end, re-enter the Premises or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises; and

            (b). Landlord, at Landlord's option, may relet the whole or any part or parts of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

         (ii). Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (a) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (b) any re-entry by Landlord, or (c) any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy, allowed at law or in equity.

B. DAMAGES. (i) If this Lease and the Term shall expire and come to an end as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in subsection A of this Article 18, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

            (a). Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this Lease by Tenant to Landlord to the date upon which this Lease and the Term shall have expired and come to an end or to the date of re-entry upon the Premises by Landlord, as the case may be;

            (b). Tenant also shall be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of subsection A(i) of this Article 18 for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's expenses in connection with the termination of this Lease, or Landlord's reentry upon the Premises and with such reletting including, but not limited to, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and disbursements, alteration costs and other expenses of preparing the Premises for such reletting); any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Rent, Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

            (c). whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, in lieu of any further Deficiencies as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Term exceeds the then fair and reasonable rental value of the Premises for the same period, less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of subsection (B)(1)(b) of this Article 18 for the same period; if, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

         (ii). If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this subsection B. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Rent reserved in this Lease. Solely for the purposes of this Article, the term "Rent" as used in subsection B(i) of this Article 18 shall mean the Rent in effect immediately prior to the date upon which this Lease and the Term shall have expired and come to an end, or the date of re-entry upon the Premises by Landlord, as the case may be, adjusted to reflect any increase or decrease pursuant to the provisions of Article 28 hereof for the Comparison Year (as defined in said Article 28) immediately preceding such event. Nothing contained in Article 17 or this Article 18 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in subsection B(i) of this Article 18.

     C. LEGAL FEES. (i) Tenant hereby agrees to pay, as additional rent, all attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with

            (a). any action or proceeding by Landlord to terminate this Lease in which Landlord prevails;

            (b). any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding) in which Landlord prevails;

            (c). any default by Tenant in the observance or performance of any obligation under this Lease (including, but not limited to, matters involving payment of rent and additional rent, computation of escalations, alterations or other Tenant's work and subletting or assignment), whether or not Landlord commences any action or proceeding against Tenant;

            (d). any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord; and

            (e). any other appearance by Landlord (or any officer, partner or employee of Landlord) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease in which Tenant does not prevail.

         (ii). Tenant's obligations under this subsection C of Article 18 shall survive the expiration of the Term hereof or any earlier termination of this Lease. This provision is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

     D. ADDITIONAL LANDLORD'S REMEDIES. Tenant hereby acknowledges and agrees that in the event this Lease and the Term hereof shall expire and come to an end as provided in Article 17, Tenant shall be liable for an amount equal to the sum of the unamortized portion of (i) the cost of Landlord's Initial Construction plus (ii) any brokerage commissions or fees paid by Landlord in connection with this Lease (amortized on a straight-line basis over the Term of this Lease), which sum shall be immediately due and payable by Tenant on demand by Landlord and deemed to be additional rent hereunder.

19. FEES AND EXPENSES.

     A. CURING TENANT'S DEFAULTS. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord may immediately or at any time thereafter on five (5) days notice perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to reasonable attorneys' fees and disbursements in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within fifteen (15) days of rendition of any bill or statement to Tenant therefor.

     B. LATE CHARGES. If Tenant shall fail to make payment of any installment of Rent or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Landlord, in addition to such installment of Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum based on a rate equal to the lesser of (i) five percent (5%) per annum above the then current prime rate charged by Citibank, N.A. or its successor and (ii) the maximum rate permitted by applicable law, of the amount unpaid computed from the date such payment was due to and including the date of payment, but in no event shall interest be computed and payable for less than a full calendar month. Tenant acknowledges and agrees that, except as otherwise expressly provided herein, if Tenant fails to dispute any item of additional rent within ninety (90) days of receipt of a bill or notice therefor, Tenant shall be deemed to have waived its right to dispute the same.

20. NO REPRESENTATIONS BY LANDLORD. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Real Property, the Premises or Taxes (as defined in Article 28 hereof) except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. All references in this Lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord or the written approval of Landlord and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

21. END OF TERM.

     A. SURRENDER OF PREMISES. Upon the expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of its property pursuant to Article 3 hereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday this Lease shall expire on the business day immediately preceding. In addition, the parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises as aforesaid will be substantial, will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within twenty-four (24) hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedy Landlord may have hereunder or at law, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to two (2) times the aggregate of that portion of the Rent and the additional rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article 21, which provisions shall survive the Expiration Date or sooner termination of this Lease.

     B. HOLDOVER BY TENANT. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Expiration Date of this Lease, notwithstanding the acceptance of any Rent and additional rent paid by Tenant pursuant to subsection A above, Tenant shall be subject to summary proceeding and all damages related thereto. In addition, if any such holdover by or possession of Tenant continues for more than thirty (30) days beyond the Expiration Date, Tenant shall also be subject to any damages arising out of lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

22.QUIET ENJOYMENT. Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Lease including, but not limited to, Article 16 hereof and to all Superior Leases and Mortgages.

23. INTENTIONALLY DELETED.

24. NO WAIVER. If there be any agreement between Landlord and Tenant providing for the cancellation of this Lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the Term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the Term shall not be considered an extension thereof or a vested right in Tenant to such further term, so as to prevent Landlord from canceling this Lease and any such extension thereof during the remainder of the original Term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this Lease and any such renewal or extension previously entered into between Landlord and Tenant or the right of Tenant to any such renewal or extension; any right herein contained on the part of Landlord to cancel this Lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. In the event Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations set forth or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations set forth, or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, or as Landlord may elect to apply same, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy in this Lease provided. This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Any executory agreement hereafter made shall be in effective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

25. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. It is further mutually agreed that in the event Landlord commences any summary proceeding (whether for nonpayment of rent or because Tenant continues in possession of the Premises after the expiration or termination of the Term), Tenant will not interpose any counterclaim (except for mandatory or compulsory counterclaims) of whatever nature or description in any such proceeding.

26. INABILITY TO PERFORM. This Lease and the obligation of Tenant to pay
Rent and additional rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by Landlord or because Landlord is unable to make, or is delayed in making any repairs, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or by accident or by any cause whatsoever reasonably beyond Landlord's control, including but not limited to, laws, governmental preemption in connection with a National Emergency or by reason of any rule, order or regulation of any, federal, state, county or municipal authority or any department or subdivision thereof or any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

27. BILLS AND NOTICES. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail (return receipt requested) addressed (a) to Tenant (i) at Tenant's address set forth in this Lease if mailed prior to Tenant's taking possession of the Premises, or
(ii) at the Building if mailed subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in this Lease, with a copy to Landlord's counsel, Younkins & Schecter LLP, 545 Fifth Avenue, New York, New York 10017 or (c) to such other address as either Landlord or Tenant may designate at its new address for such purpose by notice given to the others in accordance with the provisions of this Article 27. Tenant hereby acknowledges and agrees that any such bill, statement, demand, notice, request or other communication may be given by Landlord's agent on behalf of Landlord. Any such bill, statement, demand, notice, request or other communication shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article 27. Notwithstanding anything contained in this Article 27 to the contrary, bills and statements issued by Landlord may be sent by the method(s) set forth hereinabove, without copies to any other party. This notice provision has been specifically negotiated between the parties hereto.

28. ESCALATION.

     A. DEFINED TERMS. In a determination of any increase in the Rent under the provisions of this Article 28, Landlord and Tenant agree as follows:

         (i). "Taxes" shall mean the aggregate amount of real estate taxes and any special or other assessments (exclusive of penalties and interest thereon) imposed upon the Real Property and real estate taxes or assessments imposed in connection with the receipt of income or rents from the Building to the extent that same shall be in lieu of all or a portion of the aforesaid taxes or assessments, or additions or increases thereof (including, without limitation, (i) assessments made upon or with respect to any "air rights", and (ii) assessments made in connection with the Grand Central Partnership Business Improvement District and (iii) any assessments levied after the date of this Lease for public benefits to the Real Property or the Building (excluding an amount equal to the assessments payable in whole or in part during or for the Base Tax Year (as defined in Article 1 of this Lease) which assessments, if payable in installments, shall be deemed payable in the maximum number of permissible installments and there shall be included in real estate taxes for each Comparison Year in which such installments may be paid, the installments of such assessment so becoming payable during such Comparison Year (in the manner in which such taxes and assessments are imposed as of the date hereof); provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts, rental, income, franchise, transit or other tax) is imposed upon Landlord or the owner of the Real Property or the Building, or the occupancy, rents or income therefrom, in substitution for or in addition to, any of the foregoing Taxes, such other tax or assessment shall be deemed part of the Taxes. With respect to any Comparison Year (hereinafter defined) all expenses, including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for such year.

         (ii). "Assessed Valuation" shall mean the amount for which the Real Property is assessed pursuant to applicable provisions of the New York City Charter and of the Administrative Code of the City of New York for the purpose of imposition of Taxes.

         (iii). "Tax Year" shall mean the period July 1 through June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its fiscal year for real estate tax purposes).

         (iv). "Base Taxes" shall mean the Taxes payable for the Base Tax Year.

         (v). "Comparison Year" shall mean (a) with respect to Taxes, any Tax Year subsequent to the Base Tax Year and (b) with respect to Labor Rates (hereinafter defined) any calendar year subsequent to the Base Labor Year (hereinafter defined) for any part or all of which there is an increase in the Rent pursuant to subsection B of this Article 28.

         (vi). "R.A.B." shall mean the Realty Advisory Board On Labor Relations, Incorporated, or its successor.

         (vii). "Local 32B-32J" shall mean Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or its successor.

         (viii). "Class A Office Buildings" shall mean office buildings in the same class or category as the Building under any agreement between R.A.B. and Local 32B-32J, regardless of the designation given to such office buildings in any such agreement.

         (ix). "Labor Rates" shall mean a sum equal to the regular hourly wage rate required to be paid to Others (hereinafter defined) employed in Class A Office Buildings pursuant to an agreement between R.A.B. and Local 32B-32J; provided, however, that if, as of October 1st of any Comparison Year, any such agreement shall require Others in Class A Office Buildings to be regularly employed on days or during hours when overtime or other premium pay rates are in effect pursuant to such agreement, then the term "regular hourly wage rate", as used in this subsection A(ix) shall mean the average hourly wage rate for the hours in a calendar week during which Others are required to be regularly employed; and provided, further, that if no such agreement is in effect as of October 1st of any Comparison Year with respect to Others, then the term "regular hourly wage rate", as used in this subsection A(ix) shall mean the regular hourly wage rate actually paid to Others employed in the Building by Landlord or by an independent contractor engaged by Landlord; and provided, further, the term "regular hourly wage rate" in all events shall include all payments and benefits of any kind, including, but not limited to, those payable directly to taxing authorities or others on account of the employment and all welfare, pension benefits and payments of any kind paid or given pursuant to such agreement, but shall specifically exclude all fringe employee benefits.

         (x). "Others" shall mean that classification of employee engaged in the general maintenance and operation of Class A Office Buildings most nearly comparable to the classification now applicable to "others" in the current agreement between R.A.B. and Local 32B-32J.

         (xi). "Base Labor Rates" shall mean the Labor Rates in effect for the Base Labor Year.

         (xii). "Landlord's Statement" shall mean an instrument or instruments containing a comparison of any increase or decrease in the Rent for the preceding Comparison Year pursuant to the provisions of this Article 28.

     B. ESCALATION. (i) If the Taxes payable for any Comparison Year (any part or all of which falls within the Term) shall represent an increase above the Base Taxes, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by Tenant's Proportionate Share of such increase. The Taxes shall be initially computed on the basis of the Assessed Valuation in effect at the time Landlord's Statement is rendered (as the Taxes may have been settled or finally adjudicated prior to such time) regardless of any then pending application, proceeding or appeal respecting the reduction of any such Assessed Valuation, but shall be subject to subsequent adjustment as provided in subsection D(i)(a)of this
Article 28.

         (ii). If the Labor Rates in effect for any Comparison Year (any part or all of which falls within the Term) shall be greater than the Base Labor Rates, then the Rent for such Comparison Year and continuing thereafter until a new Landlord's Statement is rendered to Tenant, shall be increased by a sum equal to the Labor Rate Factor multiplied by the Labor Rate Multiple multiplied by the number of cents (inclusive of any fractions of a cent) of such increase.

     C. PAYMENT OF ESCALATIONS. (i) At any time prior to, during or after any Comparison Year Landlord shall render to Tenant, either in accordance with the provisions of Article 27 hereof or by personal delivery at the Premises, a Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes, (b) a comparison of the Labor Rates for the Comparison Year with the Base Labor Rates, and (c) the amount of the increase in the Rent resulting from each of such comparisons. Landlord's failure to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any Comparison Year shall not prejudice Landlord's right to render a Landlord's Statement and/or receive payments with respect thereto during or with respect to any subsequent Comparison Year, and shall not eliminate or reduce Tenant's obligation to pay increases in the Rent pursuant to this Article 28 for such Comparison Year. Landlord may also at any time and from time to time, furnish to Tenant a revised Landlord's Statement or Statements showing separately or together (a) a comparison of the Taxes payable for the Comparison Year with the Base Taxes and
(b) a comparison of the Labor Rates for the Comparison Year with the Base Labor Rates.

         (ii) (a). Tenant's obligations with respect to increases in Labor Rates shall be payable by Tenant on the first day of the month following the furnishing to Tenant of a Landlord's Statement with respect to Labor Rates in an amount equal to one-twelfth (1/12th) of such increase in the Rent multiplied by the number of months (and any fraction thereof) of the Term then elapsed since the commencement of the Comparison Year for which the increase is applicable, together with a sum equal to one-twelfth (1/12th) of such increase with respect to the month following the furnishing to Tenant of a Landlord's Statement; and thereafter, commencing with the next succeeding monthly installment of Rent and continuing monthly thereafter until rendition of the next succeeding Landlord's Statement, the monthly installments of Rent shall be increased by an amount equal to one-twelfth (1/12th) of such increase. Any increase in the Rent shall be collectible by Landlord in the same manner as Rent.

            (b). With respect to an increase in the Rent resulting from an increase in the Taxes for any Comparison Year above the Base Taxes, Tenant shall pay to Landlord a sum equal to one-half (1/2)of such increase on the first day of June and a sum equal to one-half (1/2) of such increase on the first day of December of each calendar year. If Landlord's Statement shall be furnished to Tenant after the commencement of the Comparison Year to which it relates, then
(1) until Landlord's Statement is rendered for such Comparison Year, Tenant shall pay Tenant's Proportionate Share of Taxes for such Comparison Year in semi-annual installments, as described above, based upon the last prior Landlord's Statement rendered to Tenant with respect to Taxes, and (2) Tenant shall, within ten (10) days after Landlord's Statement is furnished to Tenant, pay to Landlord an amount equal to any underpayment of the installments of Taxes theretofore paid by Tenant for such Comparison Year and, in the event of an overpayment by Tenant, Landlord shall permit Tenant to credit against subsequent payments under this subsection (C)(ii)(b) of this Article 28 the amount of such overpayment. If during the Term of this Lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a mortgagee or ground lessor) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then, at Landlord's option, Tenant's Proportionate Share with respect to

Taxes shall be correspondingly accelerated or revised so that Tenant's Proportionate Share is due at least thirty (30) days prior to the date payments are due to the taxing authorities or the superior mortgagee or ground lessor, as the case may be. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord, and such discount shall not be subtracted from Tenant's Proportionate Share of such Taxes.

            (c). Following each Landlord's Statement, a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Rent shown on such Landlord's Statement and credited with the aggregate, if any, paid by Tenant on account in accordance with the provisions of subsection C(ii)(a) or C(ii)(b) for the Comparison Year in question; Tenant shall pay any net debit balance to Landlord within fifteen (15) days next following rendition by Landlord, either in accordance with the provisions of Article 27 hereof or by personal delivery to the Premises, of an invoice for such net debit balance; any net credit balance shall be applied against the next accruing monthly installment of Rent.

     D. ADJUSTMENTS. (i) (a) In the event that, after a Landlord's Statement has been sent to Tenant, an Assessed Valuation which had been utilized in computing the Taxes for a Comparison Year is reduced (as a result of settlement, final determination of legal proceedings or otherwise), and as a result thereof a refund of Taxes is actually received by or on behalf of Landlord, then, promptly after receipt of such refund, Landlord shall send Tenant a statement adjusting the Taxes for such Comparison Year (taking into account the expenses mentioned in the last sentence of subsection A(i) of this Article 28) and setting forth Tenant's Proportionate Share of such refund and Tenant shall be entitled to receive such Share by way of a credit against the Rent next becoming due after the sending of such Statement; provided, however, that Tenant's Share of such refund shall be limited to the amount, if any, which Tenant had theretofore paid to Landlord as increased Rent for such Comparison Year on the basis of the Assessed Valuation before it had been reduced.

            (b). In the event that, after a Landlord's Statement has been sent to Tenant, the Assessed Valuation which had been utilized in computing the Base Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event: (1) the Base Taxes shall be retroactively adjusted to reflect such reduction, (2) the monthly installment of Rent shall be increased accordingly and (3) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord promptly shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

         (ii). Any Landlord's Statement sent to Tenant shall be conclusively binding upon Tenant unless, within sixty (60) days after such statement is sent, Tenant shall (a) pay to Landlord the amount set forth in such statement, without prejudice to Tenant's right to dispute the same, and (b) send a written notice to Landlord objecting to such statement and specifying the particular respects in which such statement is claimed to be incorrect. The parties recognize the unavailability of Landlord's books and records because of the confidential nature thereof.

         (iii). Anything in this Article 28 to the contrary notwithstanding, under no circumstances shall the rent payable under this Lease be less than the Rent set forth in Article 1 hereof.

         (iv). The expiration or termination of this Lease during any Comparison Year for any part or all of which there is an increase or decrease in the Rent under this Article shall not affect the rights or obligations of the parties hereto respecting such increase or decrease and any Landlord's Statement relating to such increase or decrease may, on a pro rata basis, be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord's Statement shall be payable within twenty (20) days after such statement is sent to Tenant.

     E. CAPITAL IMPROVEMENTS. If any capital improvement is made to the Real Property during any calendar year during the Term, then Tenant shall pay to Landlord, immediately upon demand therefor, Tenant's Proportionate Share of the reasonable annual amortization, with interest, of the cost of such improvement in each calendar year during the Term during which such amortization occurs. Notwithstanding the foregoing, in no event shall Tenant's obligation to pay additional rent pursuant to this subsection E exceed Four Thousand Five Hundred and 00/100 ($4,500.00) Dollars in any twelve (12) month period during the Term.

29. SERVICES.

     A. ELEVATOR. Landlord shall provide passenger elevator facilities on business days from 8:00 A.M. to 6:00 P.M. and shall have one passenger elevator in the bank of elevators servicing the Premises available at all other times. Landlord shall provide freight elevator services on an "as available" basis for incidental use by Tenant from 8:00 AM through 12:00 Noon and from 1:00 P.M. through 5:00 P.M. on business days only. Any extended use may be arranged with Landlord's prior consent and Tenant shall pay as additional rent all building standard charges therefor.

     B. HEATING. Landlord shall furnish heat to the Premises when and as required by law, on business days from 8:00 A.M. to 6:00 P.M. Landlord shall not be responsible for the adequacy, design or capacity of the heating distribution system if the normal operation of the heat distribution system serving the Building shall fail to provide heat at reasonable temperatures or any reasonable volumes or velocities in any parts of the Premises by reason of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant.

     C. COOLING. Tenant shall have the privilege of using the air-cooling system presently serving the Premises on business days from 8:00 A.M. to 6:00 P.M. from May 15 through October 15 of each year during the Term when it may be required for the comfortable occupancy of the Premises, which system Landlord agrees to maintain and repair at its own cost and expense except in the event that any such repairs or maintenance are required by reason of Tenant's acts, omissions, use or misuse of such air-cooling system. Tenant shall not alter, modify or replace such air-cooling system, or any part thereof, without Landlord's consent. Anything in this subsection C to the contrary notwithstanding, Landlord shall not be responsible if the normal operation of the Building air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity or any reasonable volumes or velocities in any parts of the Premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the Building air-cooling system as designed or (ii) any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the Premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system. Landlord, throughout the Term, shall have free access to any and all mechanical installations of Landlord, including but not limited to air-cooling, fan, ventilating, machine rooms and electrical closets. Tenant shall pay for its pro rata share of the costs of electrical energy consumed by the air-cooling system in accordance with the provisions of subsection H of this Article 29.

     D. AFTER HOURS AND ADDITIONAL SERVICES. The Rent does not include any charge to Tenant for the furnishing of any additional passenger elevator facilities, any freight elevator facilities (other than as contemplated in Article 29 subsection A) or for the service of heat, cooled air or mechanical ventilation to the Premises during periods other than the hours and days set forth in sections A, B and C of this Article 29 for the furnishing and distributing of such facilities or services (referred to as "Overtime Periods"). Accordingly, if Landlord shall furnish any (i) passenger elevator facilities to Tenant during Overtime Periods or freight elevator facilities, except as provided in subsection A of this
Article 29, or (ii) heat, cooled air or ventilation to the Premises during Overtime Periods (which overtime use of cooled air and ventilation by Tenant may be measured by a "check" meter installed by Landlord), then Tenant shall pay Landlord additional rent for such facilities or services at the standard rates then fixed by the Landlord for the Building or, if no such rates are then fixed, at reasonable rates. Neither the facilities nor the services referred to in this
Article 29 D shall be furnished to Tenant or the Premises if Landlord has not received advance notice from Tenant specifying the particular facilities or services requested by Tenant at least twenty-four (24) hours prior to the date on which the facilities or services are to be furnished; or if Tenant is in default under or in breach of any of the terms, covenants or conditions of this Lease; or if Landlord shall determine, in its sole and exclusive discretion, that such facilities or services are requested in connection with, or the use thereof shall create or aid in a default under or a breach of any term, covenant or condition of this Lease. All of the facilities and services referred to in this Article 29D are conveniences and are not and shall not be deemed to be appurtenances to the Premises, and the failure of Landlord to furnish any or all of such facilities or services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise. In the event Tenant installs a supplemental air cooling system in the Premises, and if condenser water for such system shall be supplied by Landlord, (x) Tenant shall pay to Landlord, annually upon demand, a sum equal to $750 per ton of air conditioning capacity, adjusted annually, to compensate Landlord for the cost of supplying condenser water for such supplemental system and (y) Tenant shall pay to Landlord upon demand, Tenant's share of the cost of maintaining, repairing and/or replacing the cooling tower providing such condenser water, such share to be based upon Tenant's total demand of condenser water relative to the total demand of all other tenants and occupants in the Building who are similarly supplied condenser water by Landlord. In addition, any such supplemental air-cooling system shall be installed with balancing valves and circuit setters manufactured by Bell & Gossett for balancing by Landlord, at Tenant's sole cost and expense.

     E. CLEANING. Landlord, at Landlord's expense, shall cause the Premises to be kept clean in building standard manner. Tenant shall, however, have the option in its sole discretion to clean or independently contract for the cleaning of the Premises at Tenant's sole expense, without any adjustment in the Rent, provided that such cleaning is done in a manner satisfactory to Landlord and no one other than persons approved by Landlord shall be permitted to enter the Premises or the Building for such purpose. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish from the Premises and the Building to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of such Premises as offices. Bills for the same shall be rendered by Landlord to Tenant at such time as Landlord may elect and shall be due and payable when rendered and the amount of such bills shall be deemed to be, and be paid as additional rent. Tenant shall, however, have the option of independently contracting for the removal of such refuse and rubbish in the event that Tenant does not wish to have same done by employees of Landlord. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations, as in the judgment of Landlord, are necessary for the proper operation of the Building.

     F. SPRINKLER SYSTEM. If there now is or shall be installed in the Building a "sprinkler system", and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinklerheads or other equipment.

     G. WATER. If Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking, cleaning or lavatory purposes, Landlord may install a water meter and thereby measure Tenant's water consumption for all purposes. In such event (i) Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and through the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant; (ii) Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and (iii) Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or shall become a lien upon the Premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with any such metered use, consumption, maintenance or supply of water, water system, or sewage or sewage connection or system. The bill rendered by Landlord for the above shall be based upon Tenant's consumption and shall be payable by Tenant as additional rent within fifteen (15) days of rendition. Any such costs or expenses incurred or payments made by Landlord for any of the reasons or purposes hereinabove stated shall be deemed to be additional rent payable by Tenant and collectible by Landlord as such. Independently of and in addition to any of the remedies reserved to Landlord hereinabove or elsewhere in this Lease, Landlord may sue for and collect any monies to be paid by Tenant or paid by Landlord for any of the reasons or purposes hereinabove set forth.

     H. ELECTRICITY SERVICE. (i) Landlord, at Landlord's expense, shall redistribute electrical energy for the use of Tenant in the Premises for the operation or servicing of the lighting fixtures, electrical receptacles and air-cooling equipment installed in, or exclusively servicing the Premises on the Commencement Date, which electrical energy shall be made available to the point of connection into, or electrical panel servicing, the Premises. If such electrical panel is not located within the Premises, Tenant is responsible for bringing the electrical energy into the Premises at Tenant's sole cost and expense. There shall be no specific charge by way of measuring such electrical energy on any meter or otherwise, as the charge for the service of redistributing or furnishing such electrical energy has been included in the Rent on a so-called "rent-inclusion" basis. The parties agree that although the charge for the service of redistributing or furnishing electrical energy is included in the Rent on a so-called "rent- inclusion" basis, the value to Tenant of such service may not be fully reflected in the Rent. Accordingly, Tenant agrees that Landlord may cause an independent electrical engineer or electrical consulting firm, selected by Landlord, to make a final determination, following the commencement of Tenant's normal business activities in the Premises, of the full value to Tenant of such services supplied by Landlord, to wit: the estimated consumption and demand of electrical energy supplied to Tenant annually based upon the connected load, the utilization of electricity by Tenant during Tenant's normal business hours, the then current on-peak rates of the utility serving the Premises, or the prevailing rate, as applicable, plus Landlord's add-on charge in the amount of ten percent (10%) of the redetermined Electrical Inclusion Factor. Such engineer or consulting firm shall certify such determination in writing to Landlord and Tenant, which shall be conclusive and binding upon Tenant. If it shall be determined by such engineer or consulting firm that the full value to Tenant of such service is in excess of the then Electrical Inclusion Factor, the Rent and the Electrical Inclusion Factor shall be automatically and unconditionally increased, without further act or instrument, effective as of the date of the change in Tenant's electrical use and retroactive to such date if necessary for the balance of the Term (or until any subsequent determinations are made), by an annual amount equal to such excess. However, if it shall be so determined that the full value to Tenant of such service does not meet or exceed the Electrical Inclusion Factor, there shall be no increase or decrease in the Rent or the Electrical Inclusion Factor by reason of such determination. Following any such initial determination, Landlord may, from time to time thereafter during the Term of this Lease, and at its sole option, cause an engineer or consulting firm to make subsequent determinations of the then full value of such services supplied to Tenant on the basis hereinabove set forth, and if such value is in excess of the then Electrical Inclusion Factor, the Rent and the Electrical Inclusion Factor shall be adjusted accordingly, effective as of the date of change in Tenant's electrical use.

         (ii). Landlord shall redistribute six (6) watts of connected electrical load per rentable square foot for the servicing of all of Tenant's electrical needs within the Premises including any air-cooling equipment located in, or exclusively servicing, the Premises. If Tenant requires additional electrical energy beyond the wattage specified above for any reason whatsoever, including without limitation, the use of additional business machines, office equipment or other appliances in the Premises which utilize electrical energy, Tenant shall request such additional electrical energy from Landlord in each instance. If Landlord agrees to provide the same, the Rent and the Electrical Inclusion Factor will be increased following a determination of the full value of such electrical service supplied to Tenant pursuant to the procedure set forth in subsection H(i) of this Article 29, plus a connection fee of Three Hundred Fifty and 00/100 ($350.00) Dollars per kilovolt ampere. In addition, any additional feeders or risers to be installed to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Landlord upon Tenant's request, at the sole cost and expense of Tenant, provided that, in Landlord's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy servicing the Premises exceed the capacity of the existing feeders or wiring installations then serving the Premises nor shall Tenant install electrical panels which provide Tenant with greater than six (6) watts of connected electrical load per rentable square foot. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Landlord in each instance and without paying Landlord's customary charges therefor. Any such Alterations, additions or consent by Landlord shall be subject to the provisions of subsection H(iii) of this Article 29, as well as to other provisions of this Lease including, but not limited to, the provisions of Article 3 hereof. If, at any time following Tenant's first full year of business operations at the Premises, Landlord determines that Tenant's consumption and demand of electrical energy within the Premises is less than the wattage furnished to Tenant pursuant to the provisions of this subsection

H(iii), Landlord may, at its sole option and cost, redistribute the excess electrical energy to other locations within the Building.

         (iii). If, at the request of Tenant, at any time or times during the Term, electrical feeders, risers, wiring or other electrical facilities serving the Premises shall be installed by Landlord, Tenant or others, on behalf of Tenant or any person claiming through or under Tenant in addition to the feeders, risers, wiring or other electrical facilities necessary to serve the lighting fixtures, electrical receptacles and air-cooling equipment installed in, or exclusively servicing the Premises on the Commencement Date, the Rent and Electrical Inclusion Factor each shall be increased in an annual amount which shall reflect the full value to Tenant of the additional service to be furnished by Landlord, to wit: the estimated consumption and demand of additional electrical energy made available to Tenant annually based upon the connected load, utilization of electricity by Tenant during Tenant's normal business hours through such additional electrical feeders, risers, wiring or other electrical facilities, the then current on-peak rates of the utility serving the Premises, or the prevailing rate, as applicable plus Landlord's add-on charge in the amount of ten percent (10%) of the redetermined Electrical Inclusion Factor. The amount of any such increase in the Rent and the Electrical Inclusion Factor shall be finally determined by an independent electrical engineer or electrical consulting firm selected by Landlord who shall certify such determination in writing to Landlord and Tenant. Following any such determination, the Rent and the Electrical Inclusion Factor for the remainder of the Term shall be increased in an annual amount equal to the value of such additional service as so determined. Any such increase shall be effective as of the date of the first availability to Tenant of such additional service and shall be retroactive to such date if necessary.

         (iv). If, at any time or times after the date of execution of this Lease, the rates at which Landlord purchases electrical energy from the utility supplying electrical service to the Building or any charges incurred or taxes payable by Landlord in connection therewith shall be increased, the Rent and the Electrical Inclusion Factor shall be increased upon demand of Landlord in an annual amount which shall fairly represent the estimated increase in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this subsection H. If, within ten (10) days after any such demand, Landlord and Tenant shall fail to agree upon the amount of such increase in the Rent and the Electrical Inclusion Factor then, in lieu of such agreement, the estimated increase in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this subsection H shall be finally determined by an independent electrical engineer or electrical consulting firm selected by Landlord who shall certify such determination in writing to Landlord and Tenant. Any such determination made by an engineer or consulting firm shall be conclusive and binding upon Tenant. Following any such agreement or determination, of an increase in such annual value, the Rent and the Electrical Inclusion Factor for the remainder of the Term shall be increased in an annual amount equal to such estimated increase in the annual value to Tenant of the electrical service provided by Landlord to Tenant under the provisions of this subsection, as so agreed or determined. Any such increase in the Rent and the Electrical Inclusion Factor shall be automatically and unconditionally effective without further act or instrument, as of the date of such increase in rates, charges or taxes, and shall be retroactive to such date if necessary. Anything in this subsection H(4) to the contrary notwithstanding, under no circumstances shall the Electrical Inclusion Factor be an amount less than the amount set forth in subsection H(1) of this Article 29, as escalated.

         (v). Any increase in the Rent pursuant to the provisions of subsection H(i), H(iii) or H(iv) of this Article 29 with respect to the period from the effective date of such increase to the last day of the month in which such increase shall be fixed shall be payable by Tenant upon demand of Landlord. The monthly installments of the Rent payable after the date upon which any such increase is so fixed shall be proportionately adjusted to reflect such increase in the Rent.

         (vi). Landlord shall have the option of installing sub-meters at Landlord's expense to measure Tenant's consumption of electrical energy. If Landlord exercises such option, Tenant shall pay to Landlord, as additional rent, on demand, from time to time, but no more frequently than monthly, for its consumption and demand of electrical energy at the then on-peak rate, or prevailing rate, as applicable, then prescribed by the utility serving the Building for sub-metered electrical energy, plus a surcharge in the amount of twelve percent (12%) of the total electric bill, for, among other Landlord expenses, administrative charges and line and transformer losses. In such event, the Rent shall be reduced by an amount equal to the then Electrical Inclusion Factor as of commencement of the operation of such sub-meters. For the purpose of this subsection H(vi) the rate to be paid by Tenant in the event of sub-metering shall include any taxes or other charges in connection therewith. If any tax shall be imposed upon Landlord's receipts from the sale or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed on to, included in the bill of, and paid by Tenant if and to the extent permitted by law. Where more than one meter measures the electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Tenant expressly acknowledges that, in connection with the installation of the sub-meters, the electricity being furnished to the Premises may be temporarily interrupted. Landlord shall use reasonable efforts to minimize interference with the conduct of Tenant's business in connection with such installation, but the foregoing shall not require Landlord to utilize premium or overtime labor in connection therewith. If following the installation of sub-meters pursuant to this subsection H(vi), Landlord is prohibited from selling or reselling electrical energy to Tenant, Landlord shall have the option of removing the sub-meters and redistributing electrical energy to Tenant pursuant to subsections H(i), H(ii), H(iii), H(iv) and H(v) of this
Article 29.

         (vii). Landlord reserves the right to discontinue furnishing electricity to Tenant in the Premises on not less than thirty (30) days' notice to Tenant if Landlord is required to do so by law or by the public utility company supplying electricity to the Premises or if Landlord shall discontinue furnishing electricity to tenants of at least twenty percent (20%) of the office space in the Building. If Landlord exercises such right to discontinue, or is compelled to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant and the Rent shall be reduced by an amount equal to the then Electrical Inclusion Factor. If Landlord so discontinues furnishing electricity to Tenant, Tenant shall arrange to obtain electricity directly from the utility or other company servicing the Building. Such electricity may be furnished to Tenant by means of the then existing electrical facilities serving the Premises to the extent that the same are available, suitable and safe for such purposes. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity, of substantially the same quantity, quality and character, shall be installed by Landlord, at Tenant's sole cost and expense. Landlord shall not voluntarily discontinue furnishing electricity to Tenant until Tenant is able to receive electricity directly from the utility or other company servicing the Building.

         (viii). Landlord shall not be liable to Tenant in any way for any interruption, curtailment or failure, or defect in the supply or character of electricity furnished to the Premises by reason of any requirement, act or omission of Landlord or of any utility or other company servicing the Building with electricity or for any other reason except Landlord's gross negligence or willful misconduct. If either the quantity or character of electrical service is changed by the utility or other company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

         (ix). In the event Tenant shall occupy the Premises prior to the Rent Commencement Date, Tenant shall pay to Landlord a sum equivalent to one-twelfth (1/12th) of the Electrical Inclusion Factor (the "Interim Electric Charge"), on the first day of its occupancy of the Premises and on the first day of each calendar month thereafter until the Rent Commencement Date, as additional rent representing the cost of electricity consumed within the Premises for such period. If the first day of Tenant's occupancy occurs on a date other than the first day of a calendar month, the Interim Electric Charge for such month shall be an amount equal to such proportion of the Interim Electric Charge as the number of days from and including the first day of such occupancy through the last day in such calendar month bears to the total number of days in such calendar month.

         (x). Following the date Tenant first takes possession of the Premises and throughout the remainder of the Term of this Lease, Tenant may, with Landlord's prior written approval, participate in any electricity rebate program offered by any city, state or federal governmental authority or any agency thereof.

     I. INTERRUPTION OF SERVICES. Landlord reserves the right to stop service of the HVAC system and all other Building systems during any period of a violation or breach by Tenant of the provisions of this Lease and to stop the service of the HVAC system or the elevator, electrical, plumbing or other mechanical systems or facilities in the Building when necessary, by reason of accident or emergency, or for repairs, additions, alterations, replacements, decorations or improvements in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. Landlord shall have no responsibility or liability for interruption, curtailment or failure to supply cooled or outside air, heat, elevator, plumbing or electricity when prevented by exercising its right to stop service or by strikes, labor troubles or accidents or by any cause whatsoever reasonably beyond Landlord's control, or by failure of independent contractors to perform or by laws, orders, rules or regulations of any federal, state, county or municipal authority, or failure of suitable fuel supply, or inability by exercise of reasonable diligence to obtain suitable fuel or by reason of governmental preemption in connection with a National Emergency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Tenant acknowledges that the Building HVAC system may contain freon or other chlorofluorocarbons (CFC's) and that future federal, state or city regulations may require the removal of CFC's as well as the alteration or replacement of equipment utilizing CFC's. In connection therewith (i) Landlord reserves the right to stop service of the HVAC system or any other mechanical systems containing CFC's for such duration as may be necessary to convert any such systems to eliminate the use of CFC's and (ii) to enter upon the Premises, as necessary to install replacement equipment within the Premises required by any such change. The exercise of such right or such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any compensation or to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

30. PARTNERSHIP TENANT.

     A. PARTNERSHIP TENANTS. If Tenant is a partnership (or is comprised of two
(2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and as co-partners of a partnership) pursuant to Article 12 (any such partnership and such persons are referred to in this Article 30 as a "Partnership Tenant"), the following provisions of this Article 30 shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising a Partnership Tenant shall be joint and several, and (ii) each of the parties comprising a Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by a Partnership Tenant or by any of the parties comprising a Partnership Tenant, and
(iii) any bills, statements, notices, demands, requests or other communications given or rendered to a Partnership Tenant and to all such parties shall be binding upon a Partnership Tenant and all such parties, and (iv) if a Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to a Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (v) a Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of subsection A of this Article 30).

     B. LIMITED LIABILITY ENTITY. Notwithstanding anything to the contrary contained herein, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership or entity is collectively referred to as a "Limited Liability Successor Entity"), shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in


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

Landlord's sole discretion. Notwithstanding the foregoing, Landlord agrees not to unreasonably withhold or delay such consent provided that:

            (a) The Limited Liability Successor Entity succeeds to all or substantially all of Tenant's business and assets;

            (b) The Limited Liability Successor Entity shall have a net worth, determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the net worth of Tenant on
(i) the date of execution of this Lease, or (ii) the day immediately preceding the proposed effective date of such conversion;

            (c) Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

            (d) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of this Lease that are to be observed and performed by the Limited Liability Successor Entity; and

            (e) Tenant shall reimburse Landlord within ten (10) business days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Successor Entity, including, without limitation, any attorney's fees and disbursements.

31. VAULT SPACE. Any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan are not included in the Premises. Landlord makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy is to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord. Any fee, tax or charge imposed by any governmental authority for any such vaults, vault space or other space shall be paid by Tenant.

32. SECURITY DEPOSIT.

     A. INTEREST BEARING SECURITY DEPOSIT. Tenant shall deposit with Landlord on the signing of this Lease the Security Deposit (as defined in Article 1 of this Lease) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. Landlord agrees to deposit the Security Deposit in an interest bearing bank account located in New York State. To the extent not prohibited by law, Landlord shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account equal to one percent (1%) per annum of the Security Deposit, which fee Landlord shall have the right to withdraw from time to time, at Landlord's discretion. The balance of the interest shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Lease. Landlord shall not be required to credit Tenant with any interest for any period during which Landlord does not receive interest on the Security Deposit, nor shall Landlord have any liability or obligation for loss of all or any portion of the Security Deposit by reason of the insolvency or failure of the bank in which the Security Deposit is deposited. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Rent and additional rent, Landlord may apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit so deposited, Tenant, within three (3) days after notice from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to
Article 17 of this Lease. If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of the entire possession of the Premises to Landlord. In the event of a sale of the Real Property or the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant



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

further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     B. LETTER OF CREDIT. In lieu of a cash deposit by Tenant for the Security Deposit, Tenant may deposit with Landlord a clean, irrevocable and unconditional letter of credit ("Letter of Credit") issued by and drawn upon any commercial bank reasonably acceptable to Landlord with offices for banking purposes in the City of New York and having a net worth of not less than One Hundred Million ($100,000,000) Dollars, which letter of credit shall be in the amount of Twenty Two Thousand Two Hundred Twenty-Two and 50/100 ($22,222.50) Dollars in the form annexed hereto as Exhibit 2. At any time that Tenant is in default under this Lease beyond any applicable notice and grace period, Landlord shall have the right to draw down the entire credit and apply the proceeds or any part thereof in accordance with the provisions of this Article 32. Landlord shall also have the right to draw down the entire amount of the credit in the event that Landlord fails to receive a replacement Letter of Credit on or prior to the thirtieth (30th) day preceding the expiration date thereof. If Landlord shall have drawn down the Letter of Credit and applied all or a portion thereof in accordance with the terms of this Article 32, then Tenant shall deposit with Landlord, within three (3) days after notice from Landlord, a sufficient amount of cash to bring the balance of the cash held by Landlord under this Article 32 to the amount of the Security Deposit. The failure by Tenant to deposit such additional amount within the foregoing time period shall be deemed a material default pursuant to Article 17 of this Lease.

33. CAPTIONS. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provision thereof.

34. ADDITIONAL DEFINITIONS.

                  A. The term "office" or "offices", wherever used in this Lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

                  B. The words "reenter" and "reentry" as used in this Lease are not restricted to their technical legal meaning.

                  C. The term "rent" as used in this Lease shall mean and be deemed to include Rent, any increases in Rent, all additional rent and any other sums payable hereunder.

                  D. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and union holidays for those unions that materially affect the delivery of services in the Building.

35. PARTIES BOUND. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

36. BROKER. Tenant represents and warrants that Tenant has dealt directly with (and only with), the Broker (as defined in Article 1 herein) as broker in connection with this Lease, and that insofar as Tenant knows no other broker negotiated this Lease or is entitled to any commission in connection therewith, and the execution and delivery of this Lease by Landlord shall be conclusive evidence that Landlord has relied upon the foregoing representation and warranty.

37. INDEMNITY. Tenant shall not do or permit any act or thing to be done upon the Premises which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any legal requirement of public authority, but shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant agrees to indemnify and save harmless Landlord from and against (i) all claims of whatever nature against Landlord arising from any act, omission or negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord or Landlord and Tenant, (ii) all claims against Landlord arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, (iii) all claims against Landlord arising from any accident, injury or damage to any person, entity or property, occurring outside of the Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act or omission of Tenant or Tenant's agents, employees, invitees or visitors, including any claims arising from any act, omission or negligence of Landlord or Landlord and Tenant, and (iv) any breach, violation or nonperformance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed and (v) any claim, loss or liability arising or claimed to arise from Tenant, or any of Tenant's contractors, licensees, agents, servants, employees, invitees or visitors causing or permitting any Hazardous Substance to be brought upon, kept or used in or about the Premises or the Real Property or any seepage, escape or release of such Hazardous Substances. As used herein and in all other provisions in this Lease containing indemnities made for the benefit of Landlord, the term "Landlord" shall mean Axiom Real Estate Management, Inc. and the originally named Landlord herein and their respective parent companies and/or corporations, their respective controlled, associated, affiliated and subsidiary companies and/or corporations and their respective members, officers, partners, agents, consultants, servants, employees, successors and assigns. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

38. ADJACENT EXCAVATION SHORING. If an excavation shall be made upon and adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of Rent.

39. MISCELLANEOUS.

     A. NO OFFER. This Lease is offered for signature by Tenant and it is understood that this Lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

     B. SIGNATORIES. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy and/or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.



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

     C. CERTIFICATES. From time to time, within ten (10) days next following request by Landlord or the mortgagee of a Mortgage, Tenant shall deliver to Landlord or such mortgagee, as the case may be, a written statement executed and acknowledged by Tenant, in form satisfactory to Landlord or such mortgagee, (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Rent, additional rent and other charges hereunder have been paid, together with the amount of fixed base monthly Rent then payable,
(iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the security deposit under this Lease, (v) stating whether there are any subleases affecting the Premises, (vi) stating the address of Tenant to which all notices and communications under the Lease shall be sent, the Commencement Date and the Expiration Date, and (vii) as to any other matters requested by Landlord or such mortgagee. Tenant acknowledges that any statement delivered pursuant to this subsection C may be relied upon by any purchaser or owner of the Real Property or the Building, or Landlord's interest in the Real Property or the Building or any Superior Lease, or by any mortgagee of a Mortgage, or by any assignee of any mortgagee of a Mortgage, or by any lessor under any Superior Lease.

     D. DIRECTORY LISTINGS. Landlord agrees to provide Tenant, at Landlord's sole cost and expense, with a single listing of Tenant's name on the directory in the lobby of the Building. Upon written request by Tenant, Landlord agrees to provide Tenant with additional listings on such directory, at Tenant's sole cost and expense, provided Tenant shall be limited to a number of listings determined by multiplying Tenant's Proportionate Share by the total number of spaces for listings on such directory.

     E. AUTHORITY. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     F. SIGNAGE. Tenant shall not exhibit, inscribe, paint or affix any sign, advertisement, notice or other lettering on any portion of the Building or the outside of the Premises without the prior written consent of Landlord in each instance. A plan of all signage or other lettering proposed to be exhibited, inscribed, painted or affixed shall be prepared by Tenant in conformity with building standard signage requirements and submitted to Landlord for Landlord's consent. If the proposed signage is acceptable to Landlord, Landlord shall approve such signage or other



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lettering by written notice to Tenant. All signage or other lettering which has been approved by Landlord shall thereafter be installed by Landlord at Tenant's sole cost and expense. Payment of all charges therefor shall be deemed additional rent hereunder. In the event Landlord requires payment in advance for the installation of any such signage or other lettering, no installation shall be commenced by Landlord until Landlord has received payment in full. Upon installation of any such signage or other lettering, such signage or lettering shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval. The removal, change or modification of any signage or other lettering theretofore installed shall be performed solely by Landlord at Tenant's sole cost and expense. Tenant shall not exhibit, inscribe, paint or affix on any part of the Premises or the Building visible to the general public any signage or lettering including the words "temporary" or "personnel". Any signage, advertisement, notice or other lettering which shall be exhibited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this section may be removed by Landlord and the cost of any such removal shall be paid by Tenant as additional rent.

     G. CONSENTS AND APPROVALS. Wherever in this Lease Landlord's consent or approval is required, if Landlord shall delay or refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

40. LANDLORD'S OPTION TO RELOCATE TENANT. Landlord shall have the right, upon not less than sixty (60) days prior written notice (the "Relocation Notice") to Tenant, to relocate Tenant, at Landlord's sole expense, to other space located in the Building (the "Substitution Space") of substantially comparable size and condition as the Premises, and in the same line of the Building (with windows on both 45th Street and Fifth Avenue). If Landlord shall exercise its right to relocate Tenant as aforesaid, Tenant shall vacate the Premises on the date specified in the Relocation Notice and enter into an amendment of this Lease with Landlord to provide for (i) the deletion of all reference to the Premises and the insertion of the Substitution Space in place thereof, (ii) affixed annual rent equal to the then current fixed annual rent per square foot payable by Tenant under this Lease multiplied by the number of rentable square feet in the Substitution Space and (iii) a modification of the definition of (A) Tenant's Proportionate Share (as currently defined in Article 1 hereof) to accurately represent the percentage which the Substitution Space bears to the total rentable area of the Building, (B) Labor Rate Factor (as currently



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defined in Article 1 hereof) to accurately represent the number of rentable square feet comprising the Substitution Space and (C) Electrical Inclusion Factor (as currently defined in Article 1 hereof) to accurately represent that portion of the fixed annual rent for the Substitution Space attributable to furnishing the Substitution Space with electricity on a rent inclusion basis. In all other respects, the terms and conditions contained in this Lease (including escalations and base years) shall remain unmodified and continue in full force and effect.

                  IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first above written.

545 FIFTH AVENUE LLC, a New York limited liability company, Landlord

By:      Axiom Real Estate Management, Inc.
         as authorized agent

         By:  /s/Abraham Gelber
              -------------------------------
              Abraham Gelber, General Manager

TOTAL NETWORK SOLUTIONS, INC.,
a New York corporation,
Tenant

         By: /s/Joseph P. Brunetti
             -------------------------------
             Name: Joseph P. Brunetti
                   -----------------------------
             Title: President
                   -----------------------------

13-3747337
----------------------------
Tenant's Tax I.D. Number



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